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                                                                      EXHIBIT 11

               OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                (Amounts in thousands, except per-share amounts)

                                                       1996          1995          1994
                                                     ---------     ---------     ---------
EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
---------------------------------------------------
Applicable to common shares:
  Income(loss) before extraordinary items            $ 605,120     $ 418,260     $(111,256)
  Extraordinary gain(loss), net                        (29,836)           --          (176)
                                                     ---------     ---------     ---------
Earnings(loss) applicable to common stock            $ 575,284     $ 418,260     $(111,432)
                                                     =========     =========     =========
Common shares outstanding at beginning of period       318,711       316,853       305,603
Issuance of common shares, weighted average              4,814         1,025         5,258
Conversions, weighted average options exercised and
 other                                                     351           260            13
Repurchase/cancellation of common shares                   (94)          (65)          (68)
Effect of assumed exercises
  Dilutive effect of exercise of options
   outstanding and other                                   363           158            30
                                                     ---------     ---------     ---------
Weighted average common stock and common stock
 equivalents                                           324,145       318,231       310,836
                                                     =========     =========     =========
Primary earnings per share:
  Income(loss) before extraordinary items            $    1.86     $    1.31     $    (.36)
  Extraordinary gain(loss), net                           (.09)           --            --
                                                     ---------     ---------     ---------
    Earnings(loss) per common and common equivalent
     share                                           $    1.77     $    1.31     $    (.36)
                                                     =========     =========     =========
FULLY DILUTED EARNINGS PER SHARE
---------------------------------------------------
Earnings(loss) applicable to common stock            $ 575,284     $ 418,260     $(111,432)
Dividends applicable to dilutive preferred stock:
  $3.875 preferred stock(a)                             58,538            --            --
  $3.00 preferred stock(a)                              34,164        34,165            --
                                                     ---------     ---------     ---------
                                                     $ 667,986     $ 452,425     $(111,432)
                                                     =========     =========     =========
Common shares outstanding at beginning of period       318,711       316,853       305,603
Issuance of common shares, weighted average              4,814         1,025         5,258
Conversions, weighted average options exercised and
 other                                                     351           260            13
Repurchase/cancellation of common shares                   (94)          (65)          (68)
Effect of assumed conversions
  Dilutive effect of assumed conversion of
   preferred stock:
    $3.875 preferred stock(a)                           33,186            --            --
    $3.00 preferred stock(a)                            28,068        30,566            --
  Dilutive effect of exercise of options
   outstanding and other                                   431           212            40
                                                     ---------     ---------     ---------
Total for computation of fully diluted earnings per
 share                                                 385,467       348,851       310,846
                                                     =========     =========     =========
Fully diluted earnings per share:
  Income(loss) before extraordinary items            $    1.81     $    1.30     $    (.36)
  Extraordinary gain(loss), net                           (.08)           --            --
                                                     ---------     ---------     ---------
    Fully diluted earnings(loss) per common share    $    1.73     $    1.30     $    (.36)
                                                     =========     =========     =========
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(a) Convertible securities are not considered in the calculations if the effect of the conversion is anti-dilutive.
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